AMENDMENT NO. 12
                                       TO
                   AMENDED AND RESTATED DISTRIBUTION AGREEMENT
                                 CLASS E SHARES
                     METLIFE INVESTORS DISTRIBUTION COMPANY


     AMENDMENT NO. 12 to Amended and Restated Distribution Agreement ("Amendment No. 12"), dated as of April 28, 2008, by and between Met Investors Series Trust (the "Trust") and MetLife Investors Distribution Company ("MID").

     The Trust and MID agree to modify and amend the Amended and Restated Distribution Agreement relating to Class E Shares dated as of August 30, 2002, as amended on May 1, 2003, November 1, 2003, April 30, 2004, November 3, 2004, May 1, 2005, September 30, 2005, November 1, 2005, December 19, 2005, May 1,
2006, November 1, 2006 and November 1, 2007 (the "Original Agreement" or "Agreement") as herein provided. All terms used in this Amendment No. 12, unless defined herein to the contrary, shall have the meaning given such terms in the Agreement.

         1. New Portfolios. The Trust hereby authorizes MID to participate in the distribution of Class E shares of the following new portfolios ("New Portfolios") on the terms and conditions contained in the Agreement:

         Met/Franklin Income Portfolio
         Met/Franklin Mutual Shares Portfolio
         Met/Templeton Growth Portfolio
         Met/Franklin Templeton Founding Strategy Portfolio

         2. Effective Date. The effective date of this Amendment No. 12 shall be April 28, 2008 with respect to the New Portfolio.

         3. Duration of Agreement. This Agreement shall continue in effect until August 31, 2009 with respect to the New Portfolios and thereafter will continue on a year to year basis with respect to the New Portfolios only so long as the continuance is specifically approved at least annually either by (a) the Board of Trustees of the Trust or (b) persons having voting rights in respect of the Trust, by the vote stated in Section 11 of the Agreement, voted in accordance with the provisions contained in the Participation Agreement (as defined in the Agreement); provided, however, that in either event such continuance shall also be approved by a vote of a majority of the Trustees of the Trust who are not interested persons of any party to the Agreement, cast in person at a meeting called for the purpose of voting on such approval.

         4. Schedule A. Schedule A to the Agreement, setting forth the Portfolios of the Trust for which MID is authorized to distribute Class E Shares, is hereby replaced in its entirety by Schedule A attached hereto.

         Except as modified and amended hereby, the Agreement is hereby ratified and confirmed in full force and effect in accordance with its terms.

         IN WITNESS WHEREOF, the parties have executed and delivered this Amendment No. 12 as of the date first above set forth.



    MET INVESTORS SERIES TRUST         METLIFE INVESTORS DISTRIBUTION
                                       COMPANY

    By:                                 By:
        -----------------------              -------------------------
                  Elizabeth M. Forget
                  President

                                   SCHEDULE A
                                       TO
                                AMENDMENT NO. 12
                             DISTRIBUTION AGREEMENT
                                 CLASS E SHARES

Portfolios in Original Agreement:

J.P. Morgan Quality Bond Portfolio
J.P. Morgan Small Cap Stock Portfolio (now known as Met/Putnam Capital
  Opportunities Portfolio)
J.P. Morgan Enhanced Index Portfolio
J.P. Morgan Select Equity Portfolio
J.P. Morgan International Equity Portfolio
Lord Abbett Bond Debenture Portfolio
Lord Abbett Mid-Cap Value Portfolio
Lord Abbett Developing Growth Portfolio
Lord Abbett Growth and Income Portfolio
Lord Abbett Growth Opportunities Portfolio (now known as Van Kampen
  Mid-Cap Growth Portfolio)
PIMCO Total Return Portfolio
PIMCO Innovation Portfolio (now known as RCM Global Technology Portfolio) MFS Mid Cap Growth Portfolio (now known as T. Rowe Price Mid Cap Growth
  Portfolio)
MFS Research International Portfolio
Met/Putnam Research Portfolio
Janus Aggressive Growth Portfolio (now known as Legg Mason Aggressive
  Growth Portfolio)
Oppenheimer Capital Appreciation Portfolio
Third Avenue Small Cap Value Portfolio


Portfolios Added by Amendment No. 1:

Lord Abbett America's Value Portfolio
PIMCO Inflation Protected Bond Portfolio
MET/AIM Small Cap Growth Portfolio
MET/AIM Mid Cap Equity Portfolio
Harris Oakmark International Portfolio

Portfolios Deleted by Amendment No. 1:

J.P. Morgan Enhanced Index Portfolio
J.P. Morgan International Equity Portfolio
Lord Abbett Developing Growth Portfolio


Portfolios Added by Amendment No. 2:

Met/American Growth Portfolio
Met/American Growth-Income Portfolio
Met/American International Portfolio
Met/American Bond Portfolio


Portfolios Added by Amendment No. 3:

Neuberger Berman Real Estate Portfolio (now known as Clarion
  Global Real Estate Portfolio)
Turner Mid-Cap Growth Portfolio
Goldman Sachs Mid-Cap Value Portfolio


Portfolios Added by Amendment No. 4:

MetLife Defensive Strategy Portfolio
MetLife Moderate Strategy Portfolio
MetLife Balanced Strategy Portfolio
MetLife Growth Strategy Portfolio
MetLife Aggressive Strategy Portfolio


Portfolios Added by Amendment No. 5:

Van Kampen Comstock Portfolio


Portfolios Deleted by Amendment No. 5:

J. P. Morgan Quality Bond Portfolio
J.P. Morgan Select Equity Portfolio


Portfolios Added by Amendment No. 6:

Cyclical Growth and Income ETF Portfolio
Cyclical Growth ETF Portfolio


Portfolios Added by Amendment No. 7:

Legg Mason Value Equity Portfolio


Portfolios Deleted by Amendment No. 7:

Met/Putnam Research Portfolio


Portfolios Added by Amendment No. 8:

Lazard Mid-Cap Portfolio

Portfolios Deleted by Amendment No. 8:

Met/AIM Mid Cap Core Equity Portfolio


Portfolios Added by Amendment No. 9:

Met/AIM Capital Appreciation Portfolio
Batterymarch Growth and Income Portfolio
Batterymarch Mid-Cap Stock Portfolio
Federated High Yield Portfolio (now known as BlackRock High Yield Portfolio) Loomis Sayles Global Markets Portfolio
Mercury Large-Cap Core Portfolio (now known as BlackRock
  Large Cap Core Portfolio)
MFS Emerging Markets Equity Portfolio
MFS Value Portfolio
Pioneer Fund Portfolio
Pioneer Strategic Income
Portfolio Pioneer Mid-Cap Portfolio
Dreman Small-Cap Value Portfolio
Janus Capital Appreciation Portfolio
Legg Mason Partners Managed Assets Portfolio

Portfolios Added by Amendment No. 10:

Strategic Growth and Income Portfolio
Strategic Growth Portfolio
Strategic Conservative Growth Portfolio

Portfolios Added by Amendment No. 11:

Rainier Large Cap Equity Portfolio


Portfolios Added by Amendment No. 12:

Met/Franklin Income Portfolio
Met/Franklin Mutual Shares Portfolio
Met/Templeton Growth Portfolio
Met/Franklin Templeton Founding Strategy Portfolio

Portfolios Deleted by Amendment No. 12:

MFS Value Portfolio
Batterymarch Mid-Cap Stock Portfolio